-----------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
 ------------------------------------------------------------------------------



                                    FORM 8-K

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) May 22, 1995


                               CONMED CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           New York                         0-16093             16-0977505
- -------------------------------           ------------       -------------------
(State or other jurisdiction of           (Commission        (I.R.S. Employer
incorporation or organization)            File Number)       Identification No.)

    310 Broad Street, Utica, New York                             13501
 ---------------------------------------                        ----------
 (Address of principal executive offices)                       (Zip Code)


                                 (315) 797-8375
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Item 2.           Acquisition or Disposition of Assets

         On May 22, 1995, CONMED Corporation acquired the business of The Master Medical Corporation ("Master Medical") in a purchase transaction. Assets acquired included accounts receivable and inventory. Certain accounts payable were also assumed.

         Master Medical is a manufacturer and distributor of I.V. gravity flow controllers used to control the rate of fluid infusion during intravenous therapy. It had sales of approximately $8 million in 1994. Master Medical has ten employees in Phoenix, Arizona and relies on independent suppliers for manufacturing and warehousing. Non-employee manufacturers' representatives promote the product to hospitals.

         The purchase price was $9,500,000, paid in cash, and is subject to final adjustment based on a determination of the value of the assets acquired. The acquisition will be accounted for using the purchase method of accounting. Goodwill will amount to approximately $7.5 million.

         The purchase price was financed through the Company's term loan facility with banks.

Item 7.           Financial Statements and Exhibits

(a)      Financial Statements of Business Acquired.

         It is impracticable for the Registrant to provide at this time any of the financial statements required by this item. The Registrant will file the required financial statements as soon as practicable and, in any event, within sixty (60) days after the required filing date of this report

(b)      Pro Forma Financial Information

                  See Item 7(a) above.

(c)      Exhibits

                  Press Release dated May 22, 1995

                  Asset Purchase Agreement

                                   Signature


         Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                        CONMED CORPORATION



                                                  By:/s/ Robert D. Shallish, Jr.
                                                     ---------------------------
                                                     Robert D. Shallish, Jr.
                                                     Vice President-Finance



Dated:     June 5, 1995

May 22, 1995

FOR IMMEDIATE RELEASE

CONTACT: ROBERT D. SHALLISH, JR.
         (315) 797-8375  EXT. 2219


              CONMED ACQUIRES AN I.V. CONTROLLER PRODUCTS BUSINESS



         Utica, New York - CONMED Corporation (NASDAQ:CNMD) has today acquired the business of The Master Medical Corporation in a purchase transaction. Master Medical develops, manufactures and sells intravenous (I.V.) therapy disposable medical devices used to control the flow rate of I.V. fluids to the patient. Sales of these products amounted to approximately $8 million for 1994. Terms of the transaction were not disclosed.

         Mr. Eugene R. Corasanti, Chairman of the Board and President of CONMED said, "These products are an excellent addition to the product offerings in our Patient Care Division as our sales people currently market to the areas of the hospital that are the buying points for I.V. products. We look forward to sales and marketing synergies this business will provide to us."

         CONMED is a manufacturer and world-wide distributor of electrosurgery, heart monitoring and other medical products used primarily in hospital operating rooms and other critical care areas.

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT dated as of the 22nd day of May, 1995 by and between The Master Medical Corporation, an Arizona corporation ("Seller"), Jerry Aslanian and Gena Aslanian, husband and wife, the, sole shareholders of The Master Medical Corporation (collectively, the "Shareholder"), Birtcher Medical Systems, Inc., a California corporation ("Buyer"), and CONMED Corporation, a New York corporation ("Parent").

                                  WITNESSETH:


         WHEREAS, Seller is engaged in the business of developing, marketing and selling disposable I.V. gravity control devices and related products (the "Business"); and

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, on the terms set forth herein, substantially all of the assets relating to the Business; and

         WHEREAS, Shareholder is the sole shareholder of Seller and is entering into this Agreement as an inducement to Buyer to consummate the transactions contemplated hereby; and

         WHEREAS, Buyer is a wholly owned subsidiary of Parent; and Parent is entering into this Agreement as an inducement to Seller and Shareholder to consummate the transactions contemplated hereby;

         NOW, THEREFORE, in consideration of the mutual promises, covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         1.1) Specific Definitions. As used in this Agreement, the following terms have the meanings set forth or referenced below: "Act" means the United States Food, Drug and Cosmetic Act of 1938, as amended, and all regulations, promulgated thereunder.

         "Ancillary Agreements " means all other agreements required to be executed and delivered pursuant to this Agreement.

         "Affiliate" of any entity means any other entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the first entity. Control shall mean owning more than fifty percent (50%) of the total voting power of the entity.

         "Agreement" means this Agreement and all Exhibits and Schedules hereto.

         "Assets"  means (i) the tangible  assets of the  Business  described on
Schedule 1.1(a) and (ii) all other assets which are used in the Business whether tangible or intangible, wherever located, including, without limitation, the Intellectual Property, Seller's rights under the Contracts, the Authorizations (to the extent assignable), marketing materials and customer records of the Business, and all goodwill of the Business, excluding, however, the Excluded Assets .

         "Assumed Obligations" means the accounts payable and accrued commissions of Seller as reflected in the Closing Date Balance Sheet as well as the contracts, obligations and agreements as are listed in Schedule 3.10. Pension plan contributions are specifically excluded.

         "Authorizations" has the meaning set forth in Section 3.6.

         "Business" has the meaning set forth in the Preamble.

         "Buyer" has the meaning set forth in the Preamble.

         "Claim Notice" has the meaning set forth in Section 8.3.

         "Closing" has the meaning set forth in Section 2.3(a).

         "Closing Date" has the meaning set forth in Section 2.3(a).

         "Confidential Information" means know-how, trade secrets, and proprietary or unpublished information disclosed by one of the parties (the "disclosing party") to the other party (the "receiving party") or generated under this Agreement or which is otherwise considered Confidential Information under that certain "Confidentiality Agreement" dated August 11, 1994 between the parties hereto, excluding information which:

         (a) was already in the possession of the receiving party (on a non-confidential basis and without limitations on the use thereof) prior to its receipt from the disclosing party; provided that the receiving party shall provide the disclosing party with reasonable documentary proof thereof;

         (b) is or becomes part of the public domain through no fault of the receiving party;

         (c) is or becomes available to the receiving party from a source other than the disclosing party which source, to the best of the receiving party's knowledge, has rightfully obtained such information and has no obligation of nondisclosure or confidentiality with respect thereto; or

         (d) is made available by the disclosing party to a third party unaffiliated with the disclosing party on an unrestricted basis.

         "Consents" has the meaning set forth in Section 3.8.

         "Contracts" means purchase orders for Finished Goods which are outstanding as of the Closing or which are issued after the Closing pursuant to agreements or commitments entered into or given prior to the Closing and the other license agreements and obligations listed on Schedules 3.10 hereto.

         "Excluded Assets" means the assets identified on Schedule 1.1(c).

         "Facility" means Seller's leased office located at 6991 East Camelback Road, Scottsdale, Arizona.

         "Facility Lease" means the lease dated May 11, 1994 by and between 6991 Camelback Ltd. (Landlord) and The Master Medical Corporation (Tenant) for the real property described as Suite B-111, 6991 East Camelback Road, Scottsdale, Arizona 85251.

         "FDA" means the U.S. Food and Drug Administration.

         "Finished Goods" means finished goods which are packaged and ready for immediate shipment to Seller's end purchasers. Said Finished Goods of the Business are described in Schedule 1.1(d).

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Indemnified Party" has the meaning set forth in Section 8.3.

         "Indemnifying Party" has the meaning set forth in Section 8.3.

         "Intellectual Property" means all patents, trademarks, trade names, copyrights, know-how, manufacturing drawings, instructions and processes, product specifications and trade secrets owned by Seller and Shareholder and used in the Business, including the name "MASTER MEDICAL", any abbreviation, combination or logo thereof, and any trade or service mark or name related thereto and those items listed on Schedule 1.1(b).

         The "knowledge" of the party or "known" means the actual knowledge of any of the officers or management employees of such party who, because of their positions with such party, would in the ordinary course of business have the knowledge relevant to the subject matter at issue.

         "Liens" means liens, mortgages, pledges, encumbrances, or security interests.

         "M & E" means the manufacturing equipment, tools, molds, fixtures, equipment supplies and related accessories listed on Schedule 1.1(a) and related documentation (such as drawings and operating instructions).

         "Material Adverse Effect" means an effect which is materially adverse to the Business and the Assets considered as a whole.

         "Net Tangible Asset Balance" as of any point in time means (i) the aggregate balance reflected on Seller's balance sheet as of such time prepared in accordance with Seller's historical accounting practices consistently applied, of Seller's accounts receivable, prepaid assets, inventory and net fixed assets, increased by (ii) the total amount of depreciation of fixed assets included on such balance sheet attributable to the period commencing February 28, 1995 and ending as of such time and reduced by (iii) the aggregate balance reflected on such balance sheet for accounts payable and accrued commissions payables prepared in accordance with Seller's historical accounting practices. A calculation of the Net Tangible Asset Balance as of February 28, 1995 is attached hereto a part of Schedule 2.4(b).

         "Parent" has the meaning set forth in the Preamble.

         "Purchase Price" has the meaning set forth in Section 2.2.

         "Raw Goods Inventory" means all inventory items except for Finished Goods. Said Raw Goods are specifically described in Schedule 1.1(e).

         "Seller" has the meaning set forth in the Preamble.

         "Shareholder" has the meaning set forth in the Preamble.

         "Transfer Taxes" means all taxes imposed by the United States or any state of the United States including sales taxes, use taxes, stamp taxes, conveyance taxes, transfer taxes, recording fees, reporting fees and other similar duties, taxes and fees, if any, imposed upon, or resulting from, the transfer of the Assets hereunder and under the Ancillary Agreements and the filing of any instruments relating to such transfer.

         1.2) Other Terms. Other terms may be defined elsewhere in the text of this Agreement and shall have the meaning indicated throughout this Agreement.

         1.3) Other Definitional Provisions.

         (a) The words "hereto", "herein", and "hereunder" and words of similar import, when used in the Agreement, shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

         (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

         (c) The term "Dollars" or "$" shall refer to the currency of the United States of America.

                                   ARTICLE II
                   PURCHASE AND SALE OF ASSETS AND INVENTORY


         2.1) Purchase and Sale of Assets. Upon the terms and subject to the conditions set forth in this Agreement and in reliance on the representations and warranties of each party, effective as of the Closing, Seller hereby sells, transfers and assigns to Buyer, and Buyer hereby purchases from Seller, all of the Assets except Excluded Assets.

         2.2) Purchase Price, Contingent Payment and Allocation. As the total consideration (the "Purchase Price") for the Assets and the covenant not to compete:

         (a) Buyer and Parent shall pay Seller $9,500,000.00 in cash at the Closing as described below, subject to adjustment after the Closing as set forth in Section 2.4(a).

         (b)  Buyer  and  Parent  shall  pay   Shareholder   an  annual  payment
("Contingent Payment") pursuant to the Contingent Payment Agreement included among the Ancillary Agreements.

         (c) Buyer and Parent shall assume as of the Closing, and thereafter fully discharge and perform, each of the Assumed Obligations. Such assumption shall be evidenced by an Assumption Agreement.

(d) The parties shall allocate the Purchase Price among the covenant not to compete and the Assets as set forth on Schedule 2.2(d).

         2.3) Closing; Delivery and Payment.

         (a) Closing Date. The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Gallagher and Kennedy located at 2600 North Central Avenue, Phoenix, Arizona on May 22, 1995 or on such other date or at such other time as may be mutually agreed upon in writing by Buyer and Seller (the "Closing Date") and the Closing shall be deemed to be effective as of the close of business on such Closing Date.

         (b) Delivery and Payment. At the Closing, Seller, Shareholder, Buyer and Parent shall deliver, each to the other, the Ancillary Agreements, and such documents as are required pursuant to Article VI hereof, and Buyer shall pay $9,500,000.00 to Seller in immediately available funds by bank wire transfer to an account designated by Seller, which account shall be specified by Seller at least two (2) business days prior to the Closing Date. The Assets shall be delivered to Buyer in the manner contemplated in Article V.



         2.4) Post Closing Purchase Price Adjustment.

         (a) Purchase Price Adjustment. The Purchase Price shall be adjusted (the "Purchase Price Adjustment") as follows:

                           (i) The Purchase Price shall be reduced by the amount by which the Net Tangible Asset Balance as of the Closing is less than $2,493,622; or

                           (ii) The Purchase Price shall be increased by the amount by which the Net Tangible Asset Balance as the Closing is greater than $2,493,622.

         (b) Net Tangible Asset Balance Calculation. To establish the amount of the Net Tangible Asset Balance as of the Closing for purposes of Section 2.4(a) above, Seller shall prepare and deliver to Buyer, within forty-five (45) days after the Closing a balance sheet of Sellers as of the date of the Closing (the "Closing Date Balance Sheet") and a calculation of the Net Tangible Asset Balance as of such time in the same manner and upon the same basis as reflected in the calculation as of February 28, 1995, attached hereto as Schedule 2.4(b).

         (c) Dispute Resolution. If Buyer objects in writing to such proposed Closing Date Balance Sheet and Net Tangible Asset Balance within ten days after Buyer's receipt of the Closing Date Balance Sheet, Seller and Buyer shall promptly meet and attempt in good faith to agree on the Purchase Price Adjustment. Any objection by Buyer shall be limited to the failure of the Seller to accurately determine the Net Tangible Asset Balance in the manner contemplated by the definition of such term, as set forth in Section 1.1 of this Agreement. If Buyer fails to make written objection to the proposed Closing Date Balance Sheet and Net Tangible Asset Balance within the foregoing ten-day period, such calculation shall be deemed final, conclusive and binding upon Buyer and Seller. Any disputes with respect to such proposed Closing Date Balance Sheet and Net Tangible Asset Balance which are not resolved by Seller, and Buyer and their respective accountants within ninety (90) days after the Closing shall, upon written request by either Seller, or Buyer, be referred to a "Big 6" accounting firm which shall be selected by and from a list of such firms with which neither Seller, Shareholder or Buyer have had any business dealings during the three year period preceding selection, or such other independent public accounting firm selected jointly by Seller's accountant and Buyer's accountant, for final resolution. Each party shall, within twenty (20) business days after submission of such dispute, deliver to such firm the information such party wishes to have considered by such firm in making its determination. Such firm shall present its determination and resolution of any such disputes within thirty (30) business days after the submission of such dispute to the firm. Seller, Shareholder and Buyer agree that the determination and resolution by such firm shall be binding and conclusive among the parties. The fees of the accounting firm selected to resolve such dispute shall be borne one-half by Seller and Shareholder and one-half by Buyer.

         (d) Settlement. If the Purchase Price Adjustment results in an increase in the Purchase Price, Buyer shall pay to Seller such increase within five (5) days from the date in which the Purchase Price Adjustment is deemed final or as agreed to pursuant to Section 2.4(c) above. If the Purchase Price Adjustment results in decrease of the Purchase Price, Seller and Shareholder shall pay to Buyer such decrease within five (5) days following the date in which the Purchase Price Adjustment is deemed final or as agreed to pursuant to Section 2.4(c) above. The amount payable under this Section 2.4(d) shall be paid by wire transfer of immediately available funds to the account designated by the receiving party and such amount shall bear interest from the Closing Date to the date of payment at an annual interest rate equal to the prime interest rate as quoted as of Closing Date by Chase Manhattan Bank.

         2.5) Taxes and Fees. All Transfer Taxes and any interest and/or penalty relating thereto shall be promptly paid by Buyer.

         2.6) No Assumption of Liabilities. Except as expressly required by this Agreement or otherwise expressly agreed to by the parties, there shall be no assumption of any liability or liabilities by Buyer.


                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller and Shareholder represent and warrant to Buyer as follows:

         3.1) Organization of Seller. Seller has been duly incorporated and is validly existing and in good standing under the laws of the State of Arizona. Seller is duly qualified and in good standing as a foreign corporation in each state where the nature of Seller's activities and properties would require Seller to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

         3.2) Authority of Seller. Seller has full corporate power to enter into this Agreement and the Ancillary Agreements to which Seller is a party and to perform its respective obligations hereunder and thereunder. This Agreement and the Ancillary Agreements to which Seller is a party have been duly authorized, executed, and delivered by Seller and constitute the legal, valid and binding agreements of Seller, enforceable against it in accordance with their terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. No further proceeding on the part of Seller is necessary to authorize this Agreement and the Ancillary Agreements to which Seller is a party and the transactions contemplated hereby and thereby. Except as disclosed in Schedule 3.2 or 3.8 neither the execution and delivery of this Agreement and the Ancillary Agreements to which Seller is a party nor compliance by Seller with their terms and provisions will violate (i) any provision of the certificate or articles of incorporation or by-laws of Seller, (ii) to Seller's knowledge, the Contracts transferred to Buyer or any other contract, license, franchise or permit to which Seller is a party or by which it is bound, or (iii) to Seller's knowledge, any law, statute, regulation, injunction, order or decree of any government agency or authority or court to which Seller is subject, where, in all cases, such violation would have a Material Adverse Effect.

         3.3) Financial Information. Schedule 3.3(a) sets forth the units, gross sales dollars and gross profits for the past three (3) fiscal years ending December 31, 1994. Schedule 3.3(b) represents Seller's 1995 Standard Product Costs by element by Catalog Number. Schedule 3.3(a) has been derived from Seller's Sales Records for the applicable fiscal years while Schedule 3.3(b) has been extracted from Seller's standard cost reports. Both the Sales Records and the Standard Cost Reports are true and correct in all material respects.
Schedule 3.3(c) sets forth the unaudited balance sheet of Seller as of February 28, 1995. Said balance sheet has been prepared in accordance with Seller's historical accounting practices consistently applied ("Seller's Historical Accounting Practices"), and fairly represents the financial position of Seller as of its respective date. Except as set forth in Schedule 3.3(d), all of the books and records necessary to operate the Business as it currently is being conducted are located at Seller's Facility. The December 31, 1993, December 31, 1994 and February 28, 1995 financial statements previously furnished to Buyer have been prepared in accordance with Seller's Historical Accounting Practices and fairly represent the results of operations for the periods covered thereby and with respect to the balance sheets included therein the financial position of Seller as of their respective dates. Except as set forth in Schedule 3.3(e), since February 28, 1995, Seller has not incurred any material liability, other than in the ordinary course of business, with respect to the Business or the Assets which if incurred before February 28, 1995, would, in accordance with Seller's Historical Accounting Practices, have been required to be reflected on the February 28, 1995 balance sheet.

         3.3A) Reconciliation to GAAP. Seller's Historical Accounting Practices are in accordance with GAAP except for (a) differences which in the aggregate would not result in a disparity over $75,000 on any balance sheet of Seller described in this Agreement and (b) the omission of notes normally accompanying GAAP financial statements.

         3.4)  Absence of Certain  Changes and Events.  Except as  disclosed  in
Schedule 3.4, since February 28, 1995:

         (a) To Seller's knowledge, there has not been any change in the general affairs, management, or condition (financial or otherwise) of the Business which has had or would have a Material Adverse Effect.

         (b) Seller has not, other than in the ordinary course of business, (i) entered into any material contract, license, franchise or commitment, waived any material rights, or made any amendment or termination of any material contract, license, franchise or agreement, relating to the Assets or the Business; (ii) altered or revised, in any material respect, its accounting principles, procedures, methods or practices relating to the Assets or the Business; (iii) transferred, disposed of, or otherwise removed from the Facility any material Assets; or (iv) incurred, discharged or satisfied any material liability or Lien relating to the Assets or the Business.

         3.5) Litigation. Set forth on Schedule 3.5 hereto is a list which is complete and accurate in all material respects of all currently pending actions, suits, proceedings, audits and investigations involving the Assets and the Business, as to which Seller, has received written notice, which would have a Material Adverse Effect and a brief description of the nature and status thereof. Except as disclosed in Schedule 3.5 hereto, to Seller's and Shareholder's knowledge, there are no other actions, suits, or proceedings pending or threatened against Seller with respect to the Business and/or the Assets, at law, in equity or otherwise, in, before, or by, any court or governmental agency or authority which would have a Material Adverse Effect. Except as disclosed on Schedule 3.5 hereto, to Seller's and Shareholder's knowledge there are no unsatisfied judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against Seller with respect to the Business or against any of the Assets which would have a Material Adverse Effect.

         3.6) Compliance with Law. Subject to the following provisions, to Seller's and Shareholder's knowledge during the time period up to and including the Closing ("Pre-Closing Period"), (i) the Business is not in violation of any law, ordinance or regulation of any governmental entity, which violation would have a Material Adverse Effect, (ii) all governmental approvals, permits, licenses and other authorizations required in connection with the conduct of any material aspect of the Business (collectively, "Authorizations") have been obtained and are in full force and effect and are being complied with in all material respects. Except as disclosed in Schedule 3.6, Seller has not received any written notification of any asserted past or present violation in connection with the conduct of the Business of any law, ordinance or regulation, which violation would have a Material Adverse Effect, or any written complaint, inquiry or request for information from any governmental entity relating thereto. Notwithstanding anything contained in this Section 3.6 to the contrary, Seller and Shareholder make no representation or warranty herein as to any of the foregoing matters with respect to any time period other than the Pre-Closing Period, it being acknowledged and agreed by Buyer that Buyer shall be solely responsible for determining the truth and accuracy of all of such matters, and shall not be entitled to rely upon any of the representations or warranties of Seller or Shareholder in this Section 3.6, with respect to the time period from and after the Closing.

         3.7) Taxes. Notwithstanding anything to the contrary herein, Seller shall retain all responsibility for all liabilities or obligations involving any taxes, or interest or penalties related thereto, arising out of or relating to the operation of the Business by the Seller prior to the Closing Date.

         3.8) Consents. Schedule 3.8 lists each consent, approval, waiver or authorization (collectively, the "Consent"), that are legally or contractually required on the part of Seller to duly and validly transfer or assign any of the Assets (including the Contracts) as contemplated hereby, where the failure to obtain such Consent, would have a Material Adverse Effect.

         3.9) Condition of Assets. Seller has, and, upon consummation of the transactions contemplated hereby will convey to Buyer good and marketable title to the Assets free and clear of all Liens except as disclosed on Schedule 3.9. The Assets constitute, in all material respects, all assets necessary to, or used in, the conduct of the Business as presently conducted by Seller. The Assets are, in all material respects, suitable for the uses for which they are presently used by the Business, in normal operating condition and free from any significant defects, excepting (i) ordinary wear and tear and (ii) conditions disclosed in writing to Buyer prior to the Closing.

         3.10) Contracts, Obligations and Agreements. Schedule 3.10 is a complete and accurate list of all contracts, agreements, licenses, commitments and obligations that Seller shall assign to Buyer and Buyer shall assume. Except as expressly set forth on Schedule 3.10 each such Contract listed on Schedule
3.10 is fully assignable to Buyer and is valid and in full force and effect in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles, and there have been no material amendments, modifications, or supplements to any such listed Contracts and Seller is not in default under each such Contract, the result of which would cause a Material Adverse Effect.

         3.11) Accounts Receivable. The accounts receivable reflected on the February 28, 1995 balance sheet and the accounts receivable arising between February 28, 1995 and the Closing arose, or will arise, in the ordinary course of the Business for products sold, are properly recorded in accordance with Seller's Historical Accounting Practices are valid and, are not subject to set-offs or counterclaims.

         3.12)  Infringement  of Intellectual  Property.  Except as disclosed in
Schedule 3.12, to Seller's knowledge; (i) Seller or Shareholder owns, or has valid licenses, in all material respects, to use, each patent, trademark, trade name, copyright, know-how or trade secret as currently used in the Business;
(ii) Seller's operation of the Business does not infringe, misuse or misappropriate any intellectual property rights not owned by or licensed to Seller; and (iii) no third party is infringing any Intellectual Property rights of Seller.

         3.13) Brokers and Finders. Seller has employed Mr. David Cleary as a broker, finder, consultant and intermediary in connection with the transactions contemplated by this Agreement. Mr. Cleary is entitled to a broker's, finder's or similar fee or commission in connection herewith, upon the consummation of the Closing. Buyer has no liability to Seller or to Mr. Cleary directly for said broker's, finder's or similar fee or commission.

         3.14) Current Manufacturing and Product Drawings. All product drawings and specifications and manufacturing instructions and processes are current master copies of the latest revision and copies thereof will be maintained at the Facility or at manufacturing or assembly locations as of the Closing.

         3.15) FDA 510(K) Documents. Subject to the following provisions to Seller's and Shareholder's knowledge, during the Pre-Closing Period (i) all Finished Goods have been approved for sale by the FDA under Section 510(K) of the Act or are pre-amendment devices (as evidenced by the documents listed and described on Schedule 3.15, copies of which have been delivered to Buyer) which may be legally marketed without Section 510(K) premarket notification clearance and (ii) any changes to the Finished Goods which have been made from May 1976 to the present are not significant changes within the meaning of the applicable regulations. Notwithstanding anything contained in this Section 3.15 to the contrary, Seller and Shareholder make no representations or warranties herein as to any of the foregoing matters with respect to any time period other than the Pre-Closing Period, it being acknowledged and agreed by Buyer that Buyer shall be solely responsible for determining the truth and accuracy of all of such matters, and shall not be entitled to rely upon any of the representations or warranties of Seller or Shareholder in this Section 3.15, with respect to the time period from and after the Closing.

         3.16) Customers. The sales history documents furnished to Buyer prior to the Closing are true and accurate and reflect the sales history of the Business for the past two (2) fiscal years. Such records are attached hereto as
Schedule 3.16.

         3.17) Leased Real Estate. Schedule 3.17 is a list of all leased real estate that is used in the operation of the Business (the "Leased Real Estate"). Except as disclosed on Schedule 3.17, Seller has a valid leasehold interest in and to the Leased Real Estate, free and clear of all liens, created or permitted by Seller, other than liens for current taxes not yet due and payable and such matters of record and minor imperfections of title and encroachments, which, so far as Seller can reasonably foresee, would not have a Material Adverse Effect. A true and correct copy of the Facility Lease has been provided to Buyer.

         3.18) Environmental Compliance. Except as disclosed in Schedule 3.18:

         (a) In connection with the Business, and to Seller's and Shareholder's knowledge, Seller is not in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource
Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation, so far as the Seller can reasonably foresee, would have a Material Adverse Effect.

         (b) Neither Seller nor Shareholder has received written notice from any third party, including, without limitation, any federal, state or local governmental authority, (i) that Seller has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site which is included in the real property owned or leased by Seller in connection with the Business (the "Real Estate") and is listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986),
(ii) that any hazardous waste, as defined by 42 U.S.C. 9601(5), any hazardous substances, as defined by 42 U.S.C. 9601(14), any pollutant or contaminant, as defined by 42 U.S.C. 9601(33), and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") that it has generated, transported or disposed of has been found at any site used or occupied by the Business at which a federal, state or local agency or other third party has conducted or has ordered that Seller conduct a remedial investigation, removal or other response action pursuant to any Environmental Law, or (iii) that Seller is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances with respect to the Business.

         3.19) Finished Goods. The Finished Goods on hand as inventory as of the Closing (the "Finished Goods Inventory") consists of, and as of the Closing Date will consist of, items of a quality usable or salable in the ordinary course of business. The Finished Goods Inventory has been manufactured in accordance with and is consistent with the most recent revision level specifications established therefor by the Seller. Since February 28, 1995, Seller has continued to replenish its inventories in a normal and customary manner consistent with past practices.

         3.20) Baxter. Seller and Shareholder represent and warrant to Buyer that the rights, benefits and obligations of Seller and Shareholder pursuant to the Settlement Agreement dated as of March 23, 1994 between Seller and Shareholder, on one hand, and Baxter International, Inc. and Baxter Healthcare Corporation, on the other (the "Baxter Settlement Agreement") are fully assignable by Seller and Shareholder to Buyer and Parent pursuant to this Agreement, and that effective upon consummation of this Agreement, all of the rights and benefits theretofore held by Seller and Shareholder under the Baxter Settlement Agreement shall have been fully and effectively assigned to, and vested in, Buyer. As a result of the foregoing assignment, Buyer shall, from and after the Closing, have and enjoy all of the rights and benefits theretofore possessed by Seller and Shareholder pursuant to the Baxter Settlement Agreement.

         3.21) Disclaimer of Other Representations and Warranties. With the exception of the representations and warranties expressly contained in this
Article III, Seller makes no other representations and warranties, express or implied, with respect to any of the Assets being purchased hereunder or with respect to the Business.


                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT

         Buyer and Parent represent and warrant to Seller and Shareholder as follows:

         4.1) Organization of Buyer and Parent. Buyer and Parent have been duly incorporated, are validly existing and are in good standing under the laws of the States of California and New York, respectively. Buyer and Parent are duly qualified and in good standing as foreign corporations in each state where the nature of Buyer's activities and properties would require Buyer and Parent to be so qualified and, where the failure to be so qualified, would have a material adverse effect on Buyer and Parent or their ability to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

         4.2) Authority of Buyer and Parent. Buyer and Parent have full corporate power and authority to enter into this Agreement and the Ancillary Agreements and to perform their respective obligations hereunder and thereunder. This Agreement and the Ancillary Agreements have been duly authorized, executed, and delivered by Buyer and Parent and constitute the legal, valid and binding agreements of Buyer and Parent, enforceable against Buyer and Parent in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. No further proceeding on the part of Buyer or Parent is necessary to authorize this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby. Neither the execution and delivery of this Agreement and the Ancillary Agreements nor compliance by Buyer and Parent with their terms and provisions will violate (i) any provision of the certificate or articles of incorporation or by-laws of Buyer and Parent, (ii) to Buyer's and Parent's knowledge, any contract provision, license, franchise or permit to which Buyer or Parent is a party or by which it is bound, or (iii) to Buyer's and Parent's knowledge, any law, statute, regulation, injunction, order or decree of any government agency or authority or court to which Buyer or Parent is subject, where, in all cases, such violation would have a material adverse effect upon Buyer or Parent or their ability to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

         4.3) Brokers and Finders. Buyer and Parent have not employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof or if the Closing does not occur.

         4.4) Financial Capacity. Buyer and Parent have the power, authority, and sufficient currently available financial resources to consummate the transactions contemplated hereby and by the Ancillary Agreements. Such funds are, and will continue to be, currently available to enable Buyer and Parent to consummate the transactions contemplated hereby and thereby.

         4.5) Litigation. To Buyer's and Parent's knowledge, there are no actions, suits, or proceedings pending or threatened against Buyer or Parent, at law, in equity or otherwise in, before, or by, any court or government agency or authority which would have a Material Adverse Effect on Buyer or Parent or their ability to consummate the transactions contemplated hereby and by the Ancillary Agreements.

         4.6) Compliance With Law. To Buyer's and Parent's knowledge, Buyer and Parent are not in violation of any law, ordinance, or regulation of any governmental entity, which violation would have a material adverse effect on Buyer or Parent or their ability to consummate the transactions contemplated hereby and by the Ancillary Agreements. Neither Buyer nor Parent has received any written notification of any asserted past or present violation of any law, ordinance or regulation, which violation would have a material adverse effect on Buyer or Parent or their respective ability to consummate the transactions contemplated by this Agreement and the Ancillary Agreements or any written complaint, inquiry or request for information from any governmental entity relating thereto which would have a material adverse effect on Buyer or Parent or their respective ability to consummate the transactions contemplated hereby and by the Ancillary Agreements.

         4.7) Consents. There are no consents, approvals, waivers or authorizations that are legally or contractually required on the part of Buyer or Parent to duly and validly purchase and receive any of the Assets contemplated hereby, or to perform its obligations under this Agreement or the Ancillary Agreements, where the failure to obtain such consents, approvals, waivers or authorizations would have a material adverse effect on Buyer or Parent or their respective ability to consummate the transactions contemplated hereby and by the Ancillary Agreements.

         4.8) Disclaimer of Other Representations and Warranties. Buyer and Parent make and have made no warranties or representations other than those expressly set out in this Article IV.


                                   ARTICLE V
                        CERTAIN COVENANTS AND AGREEMENTS

         5.1) Access and Information. Seller shall permit Buyer and its representatives after the date of execution of this Agreement to have access, during regular business hours and upon reasonable advance notice to Seller, to the Facilities, subject to Seller's reasonable rules and regulations, and shall furnish, or cause to be furnished, to Buyer any financial and operating data and other information that is available with respect to the Business and the Assets including quality assurance and regulatory affairs records (including, compliance records, FDA Section 483 letters, "Medical Device Reports" and "Warning Letters") as Buyer shall from time to time reasonably request for the purposes of verifying the representations and warranties of Seller hereunder. To the extent any records reasonably necessary for the continued conduct of the Business are retained by Seller at other locations, Seller shall permit Buyer and its representatives to have access to such records, during regular business hours and upon reasonable advance notice to Seller and subject to Seller's reasonable rules and regulations, to have the right to copy the same, at Buyer's expense, for the foregoing purpose.

         5.2) Registrations, Filings and Consents. Seller and Buyer will cooperate and use all reasonable efforts to make all registrations, filings and applications, to give all notices and to obtain any governmental or other consents, transfers, approvals, orders, qualifications and waivers necessary or desirable for the consummation of the transactions contemplated hereby.

         5.3) Conduct of Business. Prior to the Closing, and except as otherwise contemplated by this Agreement and the Ancillary Agreements or consented to or approved by Buyer, Seller covenants and agrees that:

         (a) Seller shall operate the Business only in the ordinary and usual course and use reasonable efforts to preserve the business and relationships with suppliers, and customers of the Business;

         (b) Seller shall not permit the Business, other than in the ordinary and usual course of business, to (i) acquire or dispose of any material assets,
(ii) materially encumber any of the Assets, incur a material amount of additional indebtedness or enter into any other material transaction or incur any other material liabilities, or (iii) enter into any material contract, agreement, commitment or arrangement with respect to any of the foregoing without the consent of the Buyer.

         5.4) Delivery. All of the Assets shall be delivered to Buyer as of the Closing.

         5.5)  Non-Competition  Agreement.  For  a  period  of  five  (5)  years following the Closing Date, neither Seller, Shareholder, nor any of the Affiliates of the Seller or Shareholder shall manufacture and sell directly or indirectly anywhere within the United States or U.S. territory and any foreign country any I.V. gravity controllers, generally or Finished Goods, specifically nor shall Seller and Shareholder directly or indirectly work with any competitor of Seller. If at the time of enforcement of this Section 5.5, the court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area, but in no event in excess of the stated duration, scope or area. In an action in law or in equity for breach or enforcement of this Section 5.5 brought in any court having competent jurisdiction over the parties to such an action, the prevailing party shall be entitled to recover from the other party or parties its reasonable attorneys fees, costs and expenses associated with prosecuting or defending such an action to its final disposition (including final dispositions by summary adjudication, judge or jury verdict or final appeal).

         5.6) Further Assurances;  SEC Audited Financials.  For a period of five
(5) years following the Closing Date, Seller and Shareholder shall promptly execute, acknowledge and deliver any further assignments, conveyances and other assurances and documents and instruments of transfer reasonably requested by Buyer and necessary for Seller to comply with its representations, warranties, and covenants contained herein and, at Buyer's expense, will take any action consistent with the terms of this Agreement that may reasonably be requested by Buyer for the purpose of assigning, transferring, granting, conveying, and confirming ownership in or to Buyer, or reducing to Buyer's possession, any or all of the Assets. Seller further agrees to cause its independent auditors, Mansperger, Patterson and McMullin, Tempe, Arizona to prepare audited financial statements of the Business for the years ended December 31, 1993 and December 31, 1994 as necessary in order to comply with any requirements of the Securities and Exchange Commission which may be applicable to Buyer, to be reviewed for Buyer by the Syracuse office of Price Waterhouse. Buyer shall use its best efforts to cooperate fully with and to assist Seller and its independent auditors in the preparation of such audited financial statements. Buyer will pay directly (or in Seller's discretion reimburse Seller for) any out of pocket expenses incurred by Seller in providing such audited financials, including the fees and expenses of its independent auditors for services rendered in connection therewith but excluding any charge for Seller's internal accounting staff time and efforts. In the event such audited financial statements are not delivered by Seller to Buyer on or before the sixtieth (60th) calendar day following the Closing and such failure is not due in whole or in part to action or inaction by Buyer or its representatives, then Seller shall be required to pay Buyer $500 for each full day that the delivery of such audited financials is delayed beyond such sixtieth (60th) day, subject to a maximum payment of $50,000.

         5.7) Administrative Assistance by Seller Post Closing. Pursuant to the terms of the Ancillary Agreement executed concurrently herewith, Seller agrees to provide Buyer with the use of certain of its employees following the Closing, Buyer agrees to reimburse Seller for all reasonable costs associated with the use of Sellers employees as more specifically set forth in said Ancillary Agreement attached hereto as Exhibit D.

         5.8) Assigned Contracts. To the extent that any of the Contracts are not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof, if such assignment or attempted assignment would constitute a breach thereof. Seller and Buyer agree to use reasonable efforts to obtain any necessary consent to the assignment of the Contracts.

         5.9) Bulk Sales. Buyer and Seller specifically waive compliance under all laws relating to the sale of Assets in bulk, (the "Bulk Sales Law") including Article VI of the uniform commercial code, if applicable. Waiver by Buyer is made in reliance upon Seller's certification to Buyer that all creditors having rights or remedies under the Bulk Sales Law, other than those for whom Buyer is assuming liability pursuant to Section 2.2(c), are listed on said certification and that Seller will satisfy said creditors with the proceeds of the Purchase Price ("Bulk Sales Certification"). Seller will completely fund any qualified plans without liability to Buyer. Said Bulk Sales Certification shall be attached hereto as Exhibit E.

         5.10) No Third Party Beneficiaries. None of the provisions of this Agreement are intended or shall be deemed to confer upon any person or entity not a party to this Agreement any rights or benefits, including the status of third party beneficiary of any provision hereof.

         5.11) Access to Records and Information. During the seven-year period immediately following the Closing, Buyer shall cooperate with Seller and
Shareholder in providing them all information reasonably requested and permitting access to all records relating to the period of ownership of the Assets by Seller prior to the Closing, when requested in writing by Seller or Shareholder to provide or permit the same for all legitimate purposes. The cost and expense in providing information hereunder shall be borne by Seller or the Shareholder.

         5.12) Customer Notification Letter. Promptly following the Closing, Seller and Buyer shall send a letter signed by both parties to customers of the Business informing customers that Buyer has purchased the Business of Seller. Said letter shall be substantially in the form of Exhibit G.

         5.13) Vendor Notification Letter. Promptly following the Closing, Seller and Buyer shall send a letter signed by both parties to vendors of the Business informing vendors that Buyer has purchased the Business of Seller. Said letter shall be substantially in the form of Exhibit H.

         5.14) Independent Sales Representative Letter. Promptly following the Closing, Seller and Buyer shall send a letter signed by both parties to independent sales representatives of Seller informing them that their representations of Seller will terminate on the Closing and Buyer will pay commission on sales until June 2, 1995. Said letter shall substantially be in the form of Exhibit I.


                                   ARTICLE VI
                      CONDITIONS TO THE PURCHASE AND SALE

         6.1) Conditions to the Purchase and Sale Relating to Buyer. The obligation of Buyer to consummate the transactions contemplated hereby shall be subject to the satisfaction, or waiver by Buyer, at or prior to the Closing of each of the following conditions:

         (a) The representations and warranties of Seller and Shareholder contained in this Agreement shall be true in all material respects when made and as of the Closing, with the same effect as though such representations and warranties had been made at and as of the Closing (except that representations and warranties made as of a specific date need be true in all material respects only as of such date); the covenants and agreements of Seller and Shareholder to be performed at or prior to the Closing shall have been duly performed in all material respects; and Buyer shall have received at the Closing a certificate to that effect dated as of the Closing Date and executed on behalf of Seller by the President or any Vice President.

         (b) There shall not have been issued and be in effect any order, decree or judgment of or in any court or tribunal of competent jurisdiction which makes the consummation of the transactions contemplated hereby illegal.

         (c) Buyer shall have received from Seller or Shareholder such instruments of transfer, assignment, conveyance and other instruments sufficient to convey, transfer or assign to Buyer all right, title and interest in the Assets together with possession of such Assets, all in form and substance reasonably satisfactory to Buyer.

         (d) Buyer shall have received from Seller an opinion from Gallagher & Kennedy counsel for Seller, dated as of the Closing Date and substantially in the form shown in Exhibit A

         (e) Buyer shall have received from Seller:

                           (i) A Bill of Sale and Assignment in the form of Exhibit B.

                           (ii) All customer records relating to the Business.

                           (iii) Certificate of Good Standing for Seller.

                           (iv)   Certified   copies   of   Seller's   corporate
         resolutions authorizing the transactions contemplated hereby and by the Ancillary Agreements.

                           (v) UCC searches and termination statements.

                           (vi) Sellers Bulk Sales Certificate in the form of Exhibit E.

                           (vii) December 31, 1994 year end audited financials.


         6.2) Conditions to the Purchase and Sale Relating to Seller. The obligation of Seller to consummate the transactions contemplated hereby shall be subject to the satisfaction, or waiver by Seller, at or prior to the Closing of each of the following conditions:

         (a) The representations and warranties of Buyer and Parent contained in this Agreement shall be true in all material respects when made and as of the Closing, with the same effect as though such representations and warranties had been made at and as of the Closing (except that representations and warranties made as of a specific date need be true in all material respects only as of such date); the covenants and agreements of Buyer to be performed at or prior to the Closing shall have been duly performed in all material respects; and Seller shall have received at the Closing a certificate to that effect dated as of the Closing Date and executed on behalf of Buyer and Parent by the President or Vice President.

         (b) There shall not have been issued and be in effect any order, decree or judgment of or in any court or tribunal of competent jurisdiction which makes the consummation of the transactions contemplated hereby illegal.

         (c) Seller shall have received from Buyer and Parent (i) an opinion of counsel, dated as of the Closing Date and substantially in the form shown on Exhibit C (ii) a Certificate of Good Standing for Buyer and Parent (iii) certified copies of Buyer's and Parent's corporate resolutions authorizing the transactions contemplated hereby and by the Ancillary Agreements and (iv) an executed Assumption Agreement.


                                  ARTICLE VII
                              AMENDMENT AND WAIVER


         7.1) Amendment and Modification. This Agreement may only be amended or modified in writing, signed by Seller and Buyer, with respect to any of the terms contained herein.

         7.2) Waiver. At any time prior to the Closing either Seller or Buyer may (i) extend the time for the performance of any of the obligations or other acts due to it from the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions of the other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party granting such extension or waiver.



                                  ARTICLE VIII
                          SURVIVAL AND INDEMNIFICATION


         8.1) Survival of Representations and Warranties; Knowledge of Breach.

         (a) The representations and warranties set forth in this Agreement and the Ancillary Agreements shall survive for a period of eighteen (18) months following the Closing Date.

         (b) Except for any claim which: (i) is based on an obligation or liability of Seller not assumed by Buyer pursuant to Section 2.2(c), (ii) is based on Buyer's agreement in Section 2.2(c) to assume certain obligations and liabilities of Seller, (iii) is based on Seller's covenant not to compete in
Section 5.5, (iv) is based on Seller's obligations stated in Section 5.6, (v) is based on Buyer's obligations stated in Section 5.11, or (vi) is based on a breach by Seller or Shareholder of the representation made in Section 3.20 neither party shall be liable for any claim or cause of action arising out of this Agreement or the Ancillary Agreements except pursuant to the provisions of this Article VIII and unless the other party shall have given written notice of such claim or cause of action within eighteen (18) months following the Closing Date; , any such claim not so asserted within such time period shall be unenforceable against the party against whom it is asserted, except that claims described in subsection (i) through (v) of this Section 8.1(b) may be asserted at any time within the applicable statutes of limitation and any claim described in (vi) may be asserted at any time within two (2) years following the Closing.

         (c) No party hereto shall assert a claim arising out of or relating to the breach of any representation, warranty, or covenant if (i) prior to the Closing such party had knowledge of the breach of, or inaccuracy in, or of any facts or circumstances constituting or resulting in the breach of, or inaccuracy in, such representation, warranty or covenant, and (ii) such party permitted the Closing to occur and, for purposes of this Agreement, thereby shall be deemed to have waived such breach or inaccuracy.

         8.2) Indemnification Against Claims.

         (a) Seller and Shareholder shall jointly and severally indemnify and hold Buyer and Parent harmless from and against damages, costs or expenses (including reasonable attorneys' fees and costs) suffered by Buyer or Parent (except to the extent caused by the acts or omissions of Buyer or Parent and net of any insurance proceeds received by Buyer or Parent in respect thereof ) as a direct result of or directly arising from:

                           (i) (A) any breach of representation or warranty hereunder or under the Ancillary Agreements on the part of Seller and
         (B) any failure by Seller to perform or otherwise fulfill any undertaking or other agreement or obligation of Seller hereunder or under the Ancillary Agreements;

                           (ii) (A) any product liability claim for death, personal injury, other injury to persons, property damage, loss or deprivation of rights, or other product liability claim (whether based on statute, negligence, breach of warranty, strict liability or any other theory) directly caused by or resulting from Finished Goods sold by Seller to purchasers other than Buyer during the Pre-Closing Period. and (B) any recall of Finished Goods sold by Seller; and

                           (iii) any and all actions, suits, proceedings, claims or demands by third parties, or assessments or judgments in their favor, directly resulting or arising from any of the foregoing.


         (b) Buyer and Parent shall jointly and severally indemnify and hold Seller harmless from and against damages, costs or expenses (including reasonable attorneys' fees and costs) suffered by Seller (except to the extent caused by the acts or omissions of Seller and net of any insurance proceeds received by Seller in respect thereof) as a direct result of or directly arising from:

                           (i) (A) any breach of representation and warranty hereunder or under the Ancillary Agreements on the part of Buyer; and
         (B) any failure by Buyer to perform or otherwise fulfill any undertaking or agreement or obligation hereunder or under the Ancillary Agreements;

                           (ii) (A) any product liability claim for death, personal injury, other injury to persons, property damage, loss or deprivation of rights, or other product liability claim (whether based on statute, negligence, breach of warranty, strict liability or any other theory) directly caused by or resulting from Finished Goods sold by Buyer after the Closing and (B) any recall of Finished Goods sold by Buyer after the Closing; and

                           (iii) any and all actions, suits, proceedings, claims or demands by third parties, or assessments or judgments in their favor, directly resulting or arising from any of the foregoing.

         8.3) Third Party Claims. In the event that any third party asserts a claim against a party (the "Indemnified Party") for which such Indemnified Party intends to seek indemnity from the other party hereto (the "Indemnifying Party"), then the Indemnified Party shall promptly, but in no event more that fifteen (15) days following such Indemnified Party's receipt of such claim or demand, notify the Indemnifying Party of such claim or demand and the amount thereof (the "Claim Notice"). The Indemnifying Party shall have thirty (30) days from actual receipt of the Claim Notice to undertake, conduct and control the defense of such third party claim. All costs and expenses incurred by the Indemnifying Party in defending such third party claim shall be paid by the Indemnifying Party. If the Indemnified Party desires to participate in any such defense or settlement, it may do so at its sole cost and expense (it being understood that the Indemnifying Party shall be entitled to control of the defense). So long as the Indemnifying Party is defending such third party claim, the Indemnified Party shall not settle such claim. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any third party claim on a basis which would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of the Indemnified Party or any Affiliate thereof. To the extent the Indemnifying Party shall control or participate in the defense or settlement of any third party claim or demand, the Indemnified Party will give to the Indemnifying Party and its counsel access to, during normal business hours, the relevant business records and other documents, and shall permit them to consult with the employees and counsel of the Indemnified Party. The Indemnified Party shall use all reasonable efforts to assist the Indemnifying Party in the defense of all such claims.

         8.4) Damage Limitation. The parties' liability under this Article VIII shall expire pursuant to Section 8.1 and except for the matters addressed in
Section 8.1(b)(i) through (vi) and in Section 8.5, no claim for indemnity shall be made by a party pursuant to this Article VIII unless the aggregate amount of such claim exceeds $75,000. Indemnity claims properly made pursuant to Article VIII are not subject to any deductible amounts. Notwithstanding anything herein to the contrary, no claims or causes of action arising out of or related to the transactions contemplated by this Agreement may be asserted by either party for punitive, presumptive, special, exemplary, incidental, or consequential damages (including without limitation, loss of profits or business interruption loss), or for any other damages other than actual damages. Nothing contained in the immediately preceding sentence is intended to or shall preclude any party from obtaining indemnification with respect to third party claims pursuant to Section 8.3.

         8.5) Returned Goods; Rebates.

         A) Buyer will promptly replace all Finished Goods sold by Seller during the Pre-Closing Period that are rightfully returned by an end user within forty-five (45) days following the Closing due to quality and manufacturing defects. Seller will promptly reimburse Buyer for the standard costs of said returned Finished Goods plus reasonable shipping costs for all such replacement Finished Goods shipped by Buyer pursuant to this Section 8.5.

         B) Following the Closing, Seller retains the rebate expense for all rebates with an end user invoice date of on or before forty-five (45) days following the Closing Date, while Buyer assumes the rebate expense for all rebates with an end user invoice date after such date. Buyer agrees to promptly reimburse Seller for any such claims relating to an end user invoice date more than forty-five (45) days following the Closing Date processed and paid by Seller. Seller agrees to promptly reimburse Buyer for any such claims relating to an end user invoice date on or before forty-five (45) days from the Closing Date processed and paid by Buyer.


                                   ARTICLE IX
                         ALTERNATIVE DISPUTE RESOLUTION

         9.1) Negotiations. If any dispute arises among the parties hereto with respect to this Agreement or the Ancillary Agreements or any alleged breach hereof, any party hereto may, by written notice to the other parties hereto, have such dispute referred to their respective representatives designated below or their successors for attempted resolution by good faith negotiations within forty-five (45) days after such written notice is received. Such designated representatives are as follows:

         For Buyer - Chief Executive Officer of Buyer, or another officer designated by him or her; and

         For Seller and Shareholder - Jerry Aslanian

Any settlement reached by the parties under this Section 9.1 shall not be binding until reduced to writing and signed by the above-specified representatives of Seller, Shareholder and Buyer. When reduced to writing, such settlement agreement shall supersede all other agreements, written or oral, to the extent such agreements specifically pertain to the matters so settled.

If the above-designated employees are unable to resolve such dispute within such forty-five (45) day period, any party may invoke the provisions of Section 9.2 below.

         9.2) Arbitration. All claims, disputes, controversies, and other matters in question arising out of or relating to this Agreement or the Ancillary Agreements (other than disputes regarding the Closing Date Balance Sheet or the Purchase Price Adjustment which shall be resolved in accordance with Section 2.4(c)), or to the alleged breach hereof, shall be settled by negotiation between the parties as described in Section 9.1 above or, if negotiation is unsuccessful, by binding arbitration in accordance with procedures set forth in Section 9.3 and 9.4 below.

         9.3) Notice. Notice of demand for binding arbitration shall be given in writing to the other parties pursuant to Section 10.8. In no event may a notice of demand of any kind be filed more than one (1) year after the date the claim, dispute, controversy, or other matter in question was asserted, pursuant to
Section 9.1, and if such demand is not timely filed, the claim, dispute, controversy, or other matter in question referenced in the demand shall be deemed released, waived, barred, and unenforceable for all time, and barred as if by statute of limitations.

         9.4) Binding Arbbitration. Upon filing of a notice of demand for binding arbitration by any party hereto, arbitration shall be commenced and conducted as follows:

         (a) Arbitrators. All claims, disputes, controversies, and other matters (collectively "matters") in question shall be referred to and decided and settled by a standing panel of three arbitrators, one selected by each of Seller, Shareholder and Buyer and the third by the two arbitrators so selected. The third shall be a former judge of one of the U.S. District Courts or one of the U.S. Court of Appeals or such other classes of persons as the parties may agree. Selection of arbitrators shall be made within thirty (30) days after the date of the first notice of demand given pursuant to Section 9.3 and within thirty (30) days after any resignation, disability or other removal of such arbitrator. Following appointment, each arbitrator shall remain a member of the standing panel, subject to recusal for just cause or resignation or disability.

         (b) Cost of Arbitration. The cost of each arbitration proceeding, including without limitation the arbitrators' compensation and expenses, hearing room charges, court reporter transcript charges etc., shall be borne by the party whom the arbitrators determine has not prevailed in such proceeding, or borne on half by Seller and Shareholder and one half by Buyer if the arbitrators determine that neither party has prevailed. The arbitrators shall also award the party that prevails substantially in its pre-hearing position its reasonable attorneys' fees and costs incurred in connection with the arbitration. The arbitrators are specifically instructed to award attorneys' fees for instances of abuse of the discovery process.

         (c) Location of Proceedings. All arbitration proceedings shall be held in Phoenix, Arizona, unless the parties agree otherwise.

         (d) Pre-hearing Discovery. The parties shall have the right to conduct and enforce pre-hearing discovery in accordance with the then current Federal Rules of Civil Procedure, subject to these limitations:

                           (i) Each party may serve no more than two sets of interrogatories;

                           (ii) Each party may depose the other party's expert witnesses who will be called to testify at the hearing, plus two fact witnesses without regard to whether they will be called to testify (each party will be entitled to a total of not more than 24 hours of depositions of the other party's witnesses); and

                           (iii) Document discovery and other discovery shall be under the control of and enforceable by the arbitrators.

         Discovery disputes shall be decided by the arbitrators. The arbitrators are empowered:

                           (i) to issue subpoenas to compel pre-hearing document or deposition discovery;

                           (ii) to enforce the discovery rights and obligations of the parties; and

                           (iii) to otherwise to control the scheduling and conduct of the proceedings.

         Notwithstanding any contrary foregoing provisions, the arbitrators shall have the power and authority to, and to the fullest extent practicable shall, abbreviate arbitration discovery in a manner which is fair to all parties in order to expedite the conclusion of each alternative dispute resolution proceeding.

         (e) Pre-hearing Conference. Within forty-five (45) days after filing of notice of demand for binding arbitration, the arbitrators shall hold a pre-hearing conference to establish schedules for completion of discovery, for exchange of exhibit and witness lists, for arbitration briefs, for the hearing, and to decide procedural matters and all other questions that may be presented.

         (f) Hearing Procedures. The hearing shall be conducted to preserve its privacy and to allow reasonable procedural due process. Rules of evidence need not be strictly followed, and the hearing shall be streamlined as follows:

                           (i) Documents shall be self-authenticating, subject to valid objection by the opposing party;

                           (ii)    Expert    reports,    witness    biographies,
         depositions, and affidavits may be utilized, subject to the opponent's right of a live cross-examination of the witness in person;

                           (iii) Charts, graphs, and summaries shall be utilized to present voluminous data, provided (i) that the underlying data was made available to the opposing party thirty (30) days prior to the hearing, and (ii) that the preparer of each chart, graph, or summary is available for explanation and live cross-examination in person;

                           (iv) The hearing should be held on consecutive business days without interruption to the maximum extent practicable; and

                           (v)  The   arbitrators   shall  establish  all  other
         procedural rules for the conduct of the arbitration in accordance with the rules of arbitration of the Center for Public Resources.

         (g) Governing Law. This arbitration provision shall be governed by, and all rights and obligations specifically enforceable under and pursuant to, the Federal Arbitration Act (9 U.S.C. ss. 1, et seq.) and the laws of the State of Arizona shall be applied, without reference to the choice of law principles thereof, in resolving matters submitted to such arbitration.

         (h) Consolidation. No arbitration shall include, by consolidation, joinder, or in any other manner, any additional person not a party to this Agreement (other than Affiliates of any such party, which Affiliates may be included in the arbitration), except by written consent of the parties hereto containing a specific reference to this Agreement.

         (i) Award. The arbitrators are empowered to render an award of general compensatory damages and equitable relief (including, without limitation, injunctive relief), but is not empowered to award punitive, presumptive, special, exemplary, contingent, incidental, speculative or consequential damages, or any other damages other than actual damages. The award rendered by the arbitrators (1) shall be final; (2) shall not constitute a basis for collateral estoppel as to any issue; and (3) shall not be subject to vacation or modification.

         (j) Confidentiality. The parties hereto will maintain the substance of any proceedings hereunder in confidence and the arbitrators, prior to any proceedings hereunder, will sign an agreement whereby the arbitrator agrees to keep the substance of any proceedings hereunder in confidence.

                                   ARTICLE X
                                 MISCELLANEOUS

         10.1) Termination Prior to Closing. Notwithstanding any contrary provisions of this Agreement, the respective obligations of the parties hereto to consummate the Closing may be terminated and abandoned at any time at or before the Closing only as follows:

         (a) By and at the option of Buyer if, through no fault of Buyer, the Closing shall not have occurred by July 5, 1995.

         (b) By and at the option of Seller if, through no fault of Seller, the Closing shall not have occurred by July 5, 1995.

         (c) At any time, without liability of any party to the others, upon the mutual written consent of Buyer and Seller.

         Nothing contained in this Section shall be construed as a release or waiver by any party hereto of any of its rights against any other party arising out of any breach of this Agreement by the other party.

         10.2) Return of Information. If for any reason whatsoever this Agreement is terminated prior to Closing, (i) each party shall promptly deliver (without retaining any copies thereof) to the other respective party, or certify to the other party that it has destroyed, all documents, work papers and other material obtained by such party or on its behalf from the other party or any of its agents, employees or representatives as a result hereof or in connection herewith, whether so obtained before or after the execution hereof, and (ii) each party shall cause any Confidential Information obtained from the other party pursuant to this Agreement or otherwise to be kept confidential and will not use, or permit the use of, such Confidential Information in its business or in any other manner or for any other purpose.

         10.3) Expenses. Unless otherwise provided herein, the parties shall bear their own respective expenses (including, but not limited to, all compensation and expenses of counsel, financial advisers, consultants, actuaries and independent accountants) incurred in connection with the preparation and execution of this Agreement and the Ancillary Agreements and consummation of the transactions contemplated hereby and thereby.

         10.4) Public Disclosure. Until and through the Closing, each of the parties to this Agreement hereby agrees with the other parties hereto that, except as may be required to comply with the requirements of applicable law, no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement or the Ancillary Agreements unless specifically approved in advance by all parties hereto. Buyer and Seller will mutually agree on the content of the press release to be issued immediately following the Closing in the form of Exhibit F.

         10.5) Entire  Agreement.  This  Agreement  together  with the Ancillary
Agreements: (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof; (b) is not intended to confer upon any other persons any rights or remedies hereunder; and (c) shall inure to the benefit of, and be binding upon, the parties hereto and their respective permitted successors and assigns.

         10.6) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same instrument.

         10.7) Interpretation. The section and article headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

         10.8) Notices. All notices hereunder shall be deemed given if in writing and delivered personally or sent by telecopy (with confirmation of transmission) or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses as shall be specified by like notice):

                  (a)      if to Seller and Shareholder, to:
                           Jerry Aslanian
                           6210 North Camelback Manor Drive
                           Paradise Valley, Arizona 85253

                  (b)      if to Buyer and Parent, to:
                           CONMED Corporation
                           310 Broad Street
                           Utica, New York 13501
                           Attention:  Eugene R. Corasanti, President

         Any party may change the above-specified recipient and/or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by telecopy) or on the second business day after date postmarked (if delivered by mail).

         10.9)   Governing  Law.  This  Agreement  shall  be  governed  by,  and interpreted and construed in accordance with, the laws of the State of Arizona, without reference to the choice of law principles thereof.

         10.10) Illegality. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the date first above written.


                                            THE MASTER MEDICAL CORPORATION

                                            By:_________________________________
                                               Its______________________________


                                            ----------------------------------
                                            JERRY L. ASLANIAN, SHAREHOLDER


                                            ----------------------------------
                                            GENA ASLANIAN, SHAREHOLDER


                                            CONMED CORPORATION

                                            By:_________________________________
                                                Its_____________________________


                                            BIRTCHER MEDICAL SYSTEMS, INC.

                                            By:_________________________________
                                                Its_____________________________

                                    ADDENDUM

         This Addendum is made with reference to that certain Asset Purchase Agreement (the "Agreement") by and between The Master Medical Corporation, an Arizona Corporation, ("Seller"), Jerry Aslanian and Gena Aslanian, husband and wife, the sole shareholders of The Master Medical Corporation (collectively, the "Shareholder"), Birtcher Medical Systems, Inc., a California Corporation ("Buyer"), and CONMED Corporation, a New York Corporation ("Parent").

         The final sentence of section 5.6 of the Agreement is hereby stricken and replaced with the following sentence:

         In the event such audited financial statements are not delivered by Seller to Buyer on or before the sixtieth (60th) calendar day following the Closing and such failure is not due in whole or in part to any action or inaction by Buyer or its representatives or due to circumstances beyond the control of Seller or Seller's representatives, then Seller shall be required to pay Buyer $500 for each full day that the delivery of such audited financials is delayed beyond the sixtieth
         (60th) day, subject to a maximum payment of $50,000.

THE MASTER MEDICAL CORPORATION,
an Arizona corporation

By: /s/ Jerry L. Aslanian
    --------------------------------
    Its: President


    /s/ Jerry L. Aslanian
    --------------------------------
    Jerry L. Aslanian, Shareholder


    /s/ Gena L. Aslanian
    --------------------------------
    Gena L. Aslanian, Shareholder



CONMED CORPORATION,
a New York corporation

By: /s/ Joseph J. Corasanti
    --------------------------------
    Its: Vice President


BIRTCHER MEDICAL SYSTEMS, INC.

By: /s/ Joseph J. Corasanti
    --------------------------------
    Its: Vice President